UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  January 29, 2010 (January 28, 2010)

HYPERDYNAMICS CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or other jurisdiction of incorporation or organization)

001-32490 (Commission File Number)		87-0400335 (IRS Employer Identification No.)
One Sugar Creek Center Blvd., #125 Sugar Land, Texas 77478 (Address of principal executive offices, including zip code)
voice: (713) 353-9400 fax: (713) 353-9421
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

On January 28, 2010, Hyperdynamics’ wholly owned subsidiary SCS Corporation (“SCS”) effected a closing of the Sale and Purchase Agreement dated December 4, 2009 (the “SPA”) between SCS and Dana Petroleum (E&P) Limited (“Dana”), whereby SCS assigned a minority interest in its oil and gas concession offshore the Republic of Guinea (“Guinea”).

Pursuant to the closing of the SPA, SCS and Dana entered into an Assignment of Participating Interest (the “Assignment”), a Deed of Assignment and an Operating Agreement.  Pursuant to the Assignment, SCS assigned to Dana an undivided twenty three percent of SCS’ participating interest in the contractual interests, rights, obligations and duties under the Hydrocarbon Production Sharing Contract dated September 22, 2006 between SCS and Guinea (the “PSC”).  As required by the PSC, the Deed of Assignment will be delivered as the necessary notice of the Assignment to be given to the Ministry of Mines, Energy and Hydraulics of Guinea.

Hyperdynamics and the government of Guinea are currently undergoing a review of the PSC in accordance with the September 22, 2009 Memorandum of Understanding executed between them.  Upon conclusion and finality of the PSC review, the SPA requires Dana to pay SCS consideration of US$19.5 million and assume its proportionate share of costs for all operations pursuant to the Operating Agreement.  The US$ 19.5 million consideration is comprised of US$ 5 million in cash, and US$14.5 million in cash or shares of Dana at Dana’s option.

As part of the obligation to bear the proportionate share of costs, the SPA required Dana to make a cash payment to SCS immediately after closing the assignment of the twenty three percent participating interest to Dana in the amount of US$ 1.7 million for Dana’s pro-rata portion of accrued expenditures associated with Hyperdynamics’ ongoing 2-D seismic program within the PSC contract area.

The Operating Agreement appoints SCS as the operator for purposes of conducting oil and gas exploration and production activities within the contract area covered by the PSC.  SCS and Dana share operating costs of joint operations in proportion to their respective 77% and 23% participating interests. An operating committee and voting procedures are established whereby managerial and technical representatives of SCS and Dana make decisions regarding joint operations, exploration and appraisal of commercial discoveries, and the disposition of commercial production.  The Operating Agreement places restrictions upon the transfer of the parties’ respective participating interests in the form of a right of first purchase that is triggered by a proposed transfer or certain changes in control of SCS or Dana.  The foregoing disclosure concerning the Operating Agreement is qualified in its entirety by reference to the Operating Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 7.01    Regulation FD Disclosure.

On January 29, 2010, Hyperdynamics Corporation issued a press release entitled, “Hyperdynamics Finalizes Sale of Minority Interest in Guinea Project to Dana Petroleum.”  The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information disclosed in Item 7.01 of, and Exhibit 99.1 attached hereto, this Current Report on Form 8-K shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing.

Item 9.01    Financial Statements and Exhibits.

Exhibit Number	Description

Exhibit 10.1	Operating Agreement between SCS Corporation and Dana Petroleum (E&P) Limited, effective January 28, 2010

Exhibit 99.1	Press Release dated January 29, 2010 entitled “Hyperdynamics Finalizes Sale of Minority Interest in Guinea Project to Dana Petroleum”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYPERDYNAMICS CORPORATION

Date: January 29, 2010	By:	/s/ JASON D. DAVIS
	Name:	Jason D. Davis
	Title:	Chief Financial Officer and Principal Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 10.1	Operating Agreement between SCS Corporation and Dana Petroleum (E&P) Limited, effective January 28, 2010

Exhibit 99.1	Press Release dated January 29, 2010 entitled “Hyperdynamics Finalizes Sale of Minority Interest in Guinea Project to Dana Petroleum”